                                                                   Exhibit 23.18

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 1998, with respect to the combined financial statements of the Picayune MS, Lafourche LA, St. Tammany LA, St. Landry LA, Pointe Coupee LA and Jackson TN cable television systems included in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-83887) and related Prospectus of Charter Communications, Inc. for the registration of shares of its Class A Common Stock.


                                       /s/  ERNST & YOUNG LLP
New York, New York

November 4, 1999